UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 10, 2014

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-186073 (1933 Act)	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 14, 2014, we issued a press release announcing our board of directors' approval and declaration of a daily distribution, based on 365 days in the calendar year, equal to $0.00164384 per share of common stock, to be paid to our stockholders of record as of the close of business on each day of the period from the later of May 1, 2014 or the date we receive and accept subscriptions aggregating at least the minimum offering of $2,000,000 in shares of our common stock pursuant to our registered initial public offering, or the Commencement Date, through June 30, 2014. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events.

On April 10, 2014, our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period from the Commencement Date through June 30, 2014, as a result of our advisor, Griffin-American Healthcare REIT III Advisor, LLC, advising us that it intends to waive a combination of certain acquisition fees and/or asset management fees, or collectively, the Advisory Fees, that may otherwise be due to our advisor pursuant to our Advisory Agreement dated February 26, 2014, in order to provide us with additional funds to pay distributions to our stockholders. Our advisor has agreed to waive the Advisory Fees only until such time as the amount of such waived Advisory Fees is equal to the amount of distributions payable to our stockholders for the period commencing on the Commencement Date and ending on the date we acquire our first property or real estate-related investment. Our Advisor will not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such Acquisition Fees.

The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.00164384 per share of common stock. These distributions will be aggregated and paid in cash or shares of our common stock pursuant to the distribution reinvestment plan monthly in arrears. The distributions, if any, declared for each record date in the May 2014 and June 2014 periods would be paid in June 2014 and July 2014, respectively.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 Griffin-American Healthcare REIT III, Inc., Press Release, dated April 14, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

April 14, 2014	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Griffin-American Healthcare REIT III, Inc., Press Release, dated April 14, 2014